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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                     MAY 29, 1996
                          (Date of earliest event reported)

                                  HELP AT HOME, INC.
                (Exact name of registrant as specified in its charter)


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DELAWARE                               33-97034                  36-4033986
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(State or other jurisdiction  Commission File Number  (IRS Employer Identi-
of incorporation)                                     fication Number)

223 WEST JACKSON, SUITE 500
CHICAGO, IL                                                     60606
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(Address of principal executive offices)                      (Zip Code)

(312)663-4244
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(Registrant's telephone number, including area code)

                  CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT
                                       (Item 4)

    Richard A. Eisner & Company of New York, Help at Home, Inc.'s auditor, is being replaced pursuant to the unanimous consent of the Board of Directors' Audit Committee according to a vote taken on May 29, 1996. The audit report prepared by Richard A. Eisner & Company for the year ended June 30, 1995 did not contain an adverse opinion, disclaimer of opinion, qualificiation or modification as to uncertainty, audit scope or accounting principles. Moreover, during the term of its engagement as the company's auditor, there were no disagreements between the firm and the company regarding any matter of accounting principles or practices, financial statement disclosure or audit scope. Help at Home has not been advised by the firm regarding any of the events or circumstances enumerated in Regulation S-K Section229.304(a)(1)(v)A-D relative to internal controls, management's assertions, audit scope expansion, fairness or reliability of financial statements. Richard A. Eisner & Company was notified of the Audit Committee's decision on May 30, 1996 and has received a copy of this disclosure together with a request that it prepare a letter to the Commission indicating its agreement or disagreement with the statements contained herein.

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    Pursuant to the Audit Committee's decision on May 29, 1996, the firm of
Coopers & Lybrand L.L.P. has been engaged to act as the company's auditing firm as of and for the period ending June 30, 1996. Coopers & Lybrand has not been consulted regarding application of accounting principles to any specified transaction or the type of audit opinion that it might render. The firm was selected based on the company's desire to establish a local relationship with a firm recognized for its expertise in health care matters.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                       HELP AT HOME, INC.
                                        (Registrant)


DATE:    JUNE 5, 1996                  \LOUIS GOLDSTEIN, CHAIRMAN AND CEO
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